SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549



                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                             ALLTEL CORPORATION
           (Exact name of registrant as specified in its charter)

                Delaware                              34-0868285
     (State of incorporation or organization)      (I.R.S. Employer
                                                  Identification No.)

    One Allied Drive, Little Rock, Arkansas              72202
     (Address of principal executive offices)          (Zip Code)

    Securities to be registered pursuant to Section 12(b) of the Act:


                                       Name of each exchange on
         Title of each class           which each class is to be
         to be so registered                  registered

    Preferred Stock Purchase Rights    New York Stock Exchange
                                       Pacific Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.                                                    []

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                 []


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                                 (Title of Class)

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Item 1.           Description of Securities to be Registered.

                  A description of the Rights to be registered appears under the heading "Item 5. Other Events" in Registrant's Current Report on Form 8-K dated January 30, 1997, which description is incorporated herein by reference.

Item 2.           Exhibits.

     4 Rights Agreement, dated as of January 30, 1997, between ALLTEL Corporation and First Union National Bank of North Carolina, which includes the Form of Rights Certificate. (This exhibit is incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated January 30, 1997 in 1-4996.)

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                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      ALLTEL CORPORATION


                                      By:  /S/ Francis X. Frantz
                                               Francis X. Frantz
                                               Senior Vice President -
                                               External Affairs, Secretary
                                               and General Counsel

Dated: February 3, 1997

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                            EXHIBIT INDEX

                         Exhibits to Form 8-K

           Number in
         Exhibit Table                 Exhibit


                  4 Rights Agreement, dated as of January 30, 1997, between ALLTEL Corporation and First Union National Bank of North Carolina, which includes the Form of Rights Certificate. (This exhibit is incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated January 30, 1997 in 1-4996.)

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